SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 29, 2004

Intersil Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-29617	59-3590018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 Trade Zone Boulevard, Milpitas, CA	95035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 945-1323

Not Applicable

(Former name or former address, if changed since last report)

Item 2: Acquisition or Disposition of Assets.

On July 29, 2004, following receipt of approval from the shareholders of Xicor, Inc. (“Xicor”), Intersil Corporation (“Intersil”) consummated the acquisition of Xicor pursuant to the terms of the previously filed Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 14, 2004, by and among Intersil, Xicor, New Castle Sub LLC, a wholly-owned subsidiary of Intersil (the “LLC”), and New Castle Merger Sub Corp., a wholly-owned subsidiary of the LLC (“Merger Sub”). Pursuant to the Merger Agreement, in step one, Xicor and the Merger Sub were combined into a single company through the merger of Merger Sub with and into Xicor and, in step two, Xicor (as the surviving corporation in step one of the merger) subsequently merged with and into the LLC, with the LLC being the ultimate surviving entity of the merger (the two mergers together constituting the “Merger”).

As a result of the Merger, each share of Xicor common stock was converted into .82236 shares of Intersil Class A common stock or $13.50 cash, with the actual consideration received by each individual shareholder dependent on the election, if any, made by that shareholder, subject to the proration provisions in the Merger Agreement. The source of funds for the cash portion of the purchase price was working capital. In connection with the Merger, Louis DiNardo, president, chief executive officer and co-chairman of the board of directors of Xicor before the Merger, was named Executive Vice President and General Manager, Xicor and Power Management, at Intersil.

The Merger Agreement is incorporated herein by reference to Exhibit 2.01, and a copy of the Intersil press release announcing the effectiveness of the Merger is incorporated by reference and included herein as Exhibit 99.01. The foregoing descriptions of such documents are qualified in their entirety by reference to such exhibits.

Item 7: Financial Statements and Exhibits.

(b) Pro forma financial information.

The information required by this item is included in this filing.

(c) Exhibits.

Incorporated by reference to the Exhibit Index following the signature page of this Current Report.

INTERSIL CORPORATION UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL

STATEMENTS

The Unaudited Pro Forma Combined Condensed Financial Information and explanatory notes of Intersil set forth below give effect to the merger with Xicor and the acquisition on October 28, 2003 of Poweready Inc. (“Poweready”) by Xicor. The merger is accounted for as a purchase business combination as defined in Statement of Financial Accounting Standards No. 141. For accounting purposes, Intersil is the acquiring enterprise in the merger since existing Intersil stockholders own in excess of 50% of the combined entity.

These pro forma statements were prepared as if the merger and Xicor’s acquisition of Poweready had been completed as of January 4, 2003 for purposes of the Unaudited Pro Forma Combined Condensed Statements of Operations. For purposes of the Unaudited Pro Forma Combined Condensed Balance Sheet, the statements were prepared as if the merger occurred as of April 2, 2004.

The Unaudited Pro Forma Combined Condensed Financial Statements are based on estimates and assumptions, which are preliminary. The Unaudited Pro Forma Combined Condensed Financial Statements are presented for informational purposes only and are not intended to represent or be indicative of the consolidated results of operations or financial condition of Intersil that would have been reported had the merger and the Poweready acquisition been completed as of the dates presented, and should not be taken as representative of future results of operations of Intersil. These values of the merger are preliminary and subject to change upon management’s final allocation. The Poweready pro forma adjustments are based upon Xicor management’s estimates of the values of the intangible assets acquired.

INTERSIL CORPORATION

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

For the Year Ended January 2, 2004

	Historical		Pro forma Adjustments Poweready	Pro forma Adjusted Xicor	Historical Intersil	Pro forma Adjustments Merger		Pro Forma Combined
	Xicor	Poweready
	(in thousands, except per share data)
Revenue
Product Sales	$41,448	$1,655	$—	$43,103	$507,684	$—		$550,787
Costs, expenses and other income				—
Cost of product sales	18,779	1,270	—	20,049	221,757	1,392	(a)	243,198
Research and development	10,811	271	—	11,082	91,267	—		102,349
Selling, general and administrative	10,419	713	—	11,132	88,274	—		99,406
Amortization of intangible assets	1,135	153	492 (aa)	1,780	6,298	2,061	(b)	8,359
				—		(1,780	)(b)
Amortization of unearned stock-based compensation	—	—	—	—	10,212	10,576	(a)	20,788
Impairment of long-lived assets	—	—	—	—	12,576	—		12,576
Restructuring	—	—	—	—	4,887	—		4,887
Gain on sale of certain operations	—	—	—	—	1,428	—		1,428

Operating income (loss)	304	(752)	(492)	(940)	73,841	(12,249)		60,652
Interest income (expense)	(593)	(81)	—	(674)	8,958	(3,411	)(c)	4,873
Other income	2,718	—	—	2,718	—	—		2,718
Loss on investments	—	—	—	—	(3,443)	—		(3,443)

Income (loss) from continuing operations before income taxes	2,429	(833)	(492)	1,104	79,356	(15,660)		64,800
Income tax provision (benefit) from continuing operations	—	1	—	1	20,899	(5,043	)(d)	15,857

Income (loss) from continuing operations	$2,429	$(834)	$(492)	$1,103	$58,457	$(10,617)		$48,943

Basic income per share:
Income from continuing operations	$0.09			$0.04	$0.42			$0.33

Diluted income per share:
Income from continuing operations	$0.08			$0.04	$0.41			$0.32

Weighted average common shares outstanding (in millions):
Basic	26.4			27.4	137.3			147.3

Diluted	29.1			30.0	141.3			153.4

INTERSIL CORPORATION

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

For the Quarter Ended April 2, 2004

	Historical		Pro forma Adjustments Merger		Pro Forma Combined
	Xicor	Intersil
Revenue
Product Sales	$12,011	$137,430	$—		$149,441
Costs, expenses and other income
Cost of product sales	5,142	59,122	223	(o)	64,487
Research and development	2,627	24,615	—		27,242
Selling, general and administrative	2,910	21,542	—		24,452
Amortization of intangible assets	454	1,166	515	(l)	1,681
			(454	)(p)
Amortization of unearned stock-based compensation	—	1,552	2,316	(o)	3,868
Impairment of long-lived assets	—	27,010	—		27,010
Restructuring	—	—	—		—
Merger related expenses	897	—	(897	)(m)	—
Gain on sale of certain operations	—	—	—		—

Operating income (loss)	(19)	2,423	(1,703)		701
Interest income (expense)	56	3,089	(853	)(k)	2,292
Other income	190	—	—		190
Gain on investments	—	3,799	—		3,799

Income (loss) from continuing operations before income taxes	227	9,311	(2,556)		6,982
Income tax provision (benefit) from continuing operations	56	(13,793)	(971	)(q)	(14,708)

Income (loss) from continuing operations	$171	$23,104	$(1,585)		$21,690

Basic income per share:
Income from continuing operations	$0.01	$0.17			$0.15

Diluted income per share:
Income from continuing operations	$0.01	$0.16			$0.14

Weighted average common shares outstanding (in millions):
Basic	29.0	138.0			148.0

Diluted	33.1	140.8			152.9

INTERSIL CORPORATION

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

As of April 2, 2004

	Historical		Pro forma Adjustments Merger		Pro Forma Combined
	Intersil	Xicor
	(in thousands)
ASSETS
Current Assets
Cash and cash equivalents	$664,818	$9,253	$(250,835	)(e)	$423,236
Held-to-maturity investments	86,161	—	—		86,161
Available-for-sale investments	—	14,049	—		14,049
Trade receivables, net	76,398	6,369	—		82,767
Inventories	86,144	3,420	—		89,564
Prepaid expenses and other current assets	10,939	729	—		11,668
Deferred income taxes	25,305	—	13,300	(g)	38,605

Total Current Assets	949,765	33,820	(237,535)		746,050
Non-current Assets
Property, plant and equipment, less accumulated depreciation	120,932	2,344	—		123,276
Goodwill, less accumulated amortization	1,057,868	20,278	411,136	(f)	1,469,004
			(20,278	)(f)
Other intangibles, less accumulated amortization	30,618	4,033	10,305	(f)	40,923
			(4,033	)(f)
Held-to-maturity investments	211,680	—	—		211,680
Other long-term investments	4,646	1,046	—		5,692
Deferred income taxes	11,437	—	42,258	(g)	53,695
Related party notes	499	—	—		499
Other	5,785	158	—		5,943

Total Non-current Assets	1,443,465	27,859	439,388		1,910,712

Total Assets	$2,393,230	$61,679	$201,853		$2,656,762

LIABILITIES AND SHAREHOLDERS EQUITY
Current Liabilities
Trade payables	$16,547	$5,318	$—		$21,865
Related party payables	4,911	—	—		4,911
Retirement plan accruals	3,437	—	—		3,437
Accrued compensation	21,589	1,337	—		22,926
Accrued interest and sundry taxes	3,544	—	—		3,544
Deferred margin	11,596	3,501	—		15,097
Restructuring and exit costs	4,039	—	—		4,039
Litigation accruals	17,555	—	—		17,555
Other accrued items	16,293	4,085	—		20,378
Sales reserves	3,432	—	—		3,432
Income taxes payable	37,159	—	—		37,159
Long-term obligations, current portion	—	244	—		244

Total Current Liabilities	140,102	14,485	—		154,587
Long-term obligations, less current portion	—	208	—		208
Shareholders Equity
Common Stock	1,400	—	101	(h)	1,501
Additional paid-in capital	2,257,484	178,027	289,143	(h)	2,546,627
			(178,027	)(h)
Retained earnings (deficit)	64,107	(131,041)	131,041	(h)	45,980
			(18,127	)(i)
Unearned stock-based compensation	(10,564)	—	(22,278	)(j)	(32,842)
Accumulated other comprehensive income (loss)	693	—	—		693
Treasury shares, at cost	(59,992)	—	—		(59,992)

Total Shareholder’s Equity	2,253,128	46,986	201,853		2,501,967

Total Liabilities and Shareholder’s Equity	$2,393,230	$61,679	$201,853		$2,656,762

INTERSIL CORPORATION

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

(i) Basis of Pro Forma Presentation

The Unaudited Pro Forma Combined Condensed Statement of Operations for the year ended January 2, 2004 combines the historical audited consolidated statement of operations for Intersil for the year ended January 2, 2004, with Xicor’s historical audited consolidated statement of operations for the year ended December 31, 2003 and Poweready’s historical unaudited statement of operations for the period from January 1, 2003 through October 27, 2003, giving effect to the merger and the Poweready acquisition as if they had occurred on January 4, 2003, the first day of Intersil’s fiscal year. Xicor’s historical audited consolidated statement of operations for the year ended December 31, 2003 includes Poweready’s results from October 28, 2003 through December 31, 2003.

The Unaudited Pro Forma Combined Condensed Statement of Operations for the quarter ended April 2, 2004 combines the historical unaudited consolidated statement of operations for Intersil for the quarter ended April 2, 2004 with Xicor’s historical unaudited consolidated statement of operations for the quarter ended March 28, 2004.

The Unaudited Pro Forma Combined Condensed Balance Sheet combines Intersil’s historical unaudited consolidated balance sheet as of April 2, 2004 with Xicor’s historical unaudited consolidated balance sheet as of March 28, 2004 and gives effect to the merger as if it had occurred as of January 2, 2004. The acquisition of Poweready was consummated on October 28, 2003 and as such was reflected in Xicor’s historical unaudited consolidated balance sheet as of March 28, 2004.

In accordance with the terms of the definitive agreement, each outstanding share of Xicor common stock was converted into, on average, 0.335 shares of Intersil Class A common stock and $8.00 cash, without interest. Each outstanding option to purchase shares of Xicor common stock was assumed using an exchange ratio of 0.82236, which is equal to 0.335 plus the quotient of $8.00 divided by the lesser of the closing sales price of Intersil Class A common stock as reported on the Nasdaq National Market on the trading day immediately preceding the date of the merger and the average of the high and low sales price of Intersil Class A common stock as reported on the Nasdaq National Market on the trading day immediately preceding the date of the merger. Under the terms of the merger agreement, Intersil issued 10,109,266 shares of its Class A common stock and reserved 5,396,208 shares of its Class A common stock to be exchanged for Xicor’s outstanding stock options upon their future exercise. The total number of shares to be issued is calculated as the total Xicor shares outstanding of 30,176,914 as of the consummation date multiplied by the stock conversion ratio of 0.335.

Intersil also reserved 547,887 shares of Intersil Class A common stock in conjunction with its exchange of warrants for the warrants outstanding to purchase 922,461 shares of Xicor common stock. Under terms of the merger agreement, each warrant holder is entitled to receive, on average, $8.00 and 0.335 shares of Intersil Class A common stock in exchange for each outstanding Xicor stock warrant with an exercise price of $12.24 per share. The fair value of the stock options and stock warrants to be exchanged has been estimated using the Black-Scholes pricing model based on the closing price of Intersil Class A common stock on July 29, 2004 of $16.67. Additionally the following assumptions were used within the context of the Black-Scholes pricing model:

Options
Expected volatility	.680
Dividend yield	0.72%
Risk-free interest rate	3.67%
Expected life, in years	5

Warrants
Expected volatility	.680
Dividend yield	0.72%
Risk-free interest rate	2.12%
Expected life, in years	1

The basic and diluted pro forma weighted average common shares gives rise to the effect of the shares issued by Intersil in the merger with Xicor as well as the dilutive impact of options and warrants for which Intersil reserved common shares. The dilutive impact of the warrants and options is lessened by the proceeds that would be received upon exercise. The table below summarizes the basic and diluted pro forma weighted average common shares outstanding as of January 2, 2004 (in thousands):

Intersil’s basic shares as of January 2, 2004:	137,300
Shares to be issued to Xicor shareholders	10,035

Total pro forma basic shares	147,335

Intersil’s diluted shares as of January 2, 2004:	141,300
Shares to be issued to Xicor shareholders	10,035
Dilutive impact of Intersil warrants to be issued for Xicor warrants	310
Dilutive impact of Intersil stock option to be issued for Xicor stock options	1,772

Total pro forma diluted shares	153,417

Under the merger agreement, each outstanding purchase right under Xicor’s employee stock purchase plan was assumed by Intersil.

(ii) Preliminary Purchase Price

The estimated value of Intersil’s Class A common stock has been assumed to have a value of $21.91 per share based on the average closing price of Intersil’s common stock for the five-day period including the date of announcement of the signing of the merger agreement and the two days preceding and succeeding such date. The five-day period around the announcement date is used as the measurement date for accounting purposes because, on a per share basis, the total number of shares to be issued and cash paid does not change as a result of the application of a formula.

The purchase price of the Xicor merger is estimated as follows (in millions):

Value of Intersil common stock to be issued	$221.5
Cash to be paid to Xicor shareholders	241.4
Fair value of stock options and stock warrants to be issued	67.8
Merger costs and transaction fees	9.4
Unearned stock-based compensation	(22.3)

Total purchase price	$517.8

The final purchase price is dependent on the actual acquisition related costs, all of which will be determined within one year of the merger.

The preliminary purchase price allocation, which is subject to change based on Intersil’s final analysis, is as follows (in millions):

Net tangible assets acquired	$22.7
Completed technology	10.3
Acquired in-process research and development	18.1
Deferred tax assets	55.6
Goodwill	411.1

Total purchase price	$517.8

Intersil’s management performed an allocation of the total purchase price of Xicor to certain of its individual assets and liabilities. In addition to the value assigned to in-process research and development projects and tangible assets, specific intangible assets were identified and valued. The identifiable intangible assets consist of acquired completed technology. Estimates of these balances are subject to change following an independent appraisal which is currently on-going. For purposes of these pro forma combined condensed financial statements, estimated values as of December 31, 2003 have been used.

The $18.1 million amount allocated to acquired in-process research and development represents the purchased in-process technology for projects that, as of the date of the acquisition, had not yet reached technological feasibility and had no alternative future use. Based on preliminary assessments, the value of these projects was determined by estimating the resulting net cash flows from the sale of products resulting from the completion of the projects, reduced by the portion of the revenue attributable to developed technology and the percentage of completion of the project. The resulting cash flows were then discounted to their present value at appropriate discount rates.

The amounts allocated to acquired in-process research and development is charged to the statement of operations in the period the acquisition is consummated. The related amortization of identifiable intangible assets is reflected as a pro forma adjustment to the Unaudited Pro Forma Combined Condensed Statement of Operations.

The preliminary residual purchase price of $411.1 million has been recorded as goodwill. Goodwill represents the excess of the purchase price over the fair value of the net tangible and intangible assets acquired. In accordance with Statement of

Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” or FAS 142, goodwill will be carried at cost and tested for impairment annually and whenever events indicate that impairment may have occurred. Goodwill is not amortized under FAS 142.

(iii) Pro Forma Adjustments

Intersil and Xicor Merger

There were no transactions between Intersil and Xicor during the periods presented. Based on the timing of the closing of the merger, the final purchase price, finalization of the valuation and purchase price allocation, finalization of the integration plans, determination of the fair value of acquired assets and liabilities and other factors, the pro forma adjustments may differ materially from those presented in these Unaudited Pro Forma Combined Condensed Financial Statements. A change in the value assigned to long-term tangible and intangible assets and liabilities could result in a reallocation of the purchase price and a change in the pro forma adjustments. The statement of operations effect of these changes will depend on the nature and amount of the assets or liabilities adjusted.

The unaudited pro forma combined condensed provision for income taxes may not represent the amounts that would have resulted had Intersil and Xicor filed consolidated income tax returns during the periods presented.

The following pro forma adjustments have been made to the unaudited pro forma combined condensed financial statements:

(a) To record the amortization of the unearned stock-based compensation ($12.0 million) related to the merger as if it had occurred on January 4, 2003. Stock-based compensation is amortized over the remaining vesting periods ranging from 1 to 48 months.

(b) To record the amortization of intangible assets ($2.1 million) related to the merger as if it had occurred on January 4, 2003. Intangible assets are amortized over 60 months. To eliminate the historical intangible amortization of Xicor and Poweready and the pro forma Poweready intangible amortization adjustment as follows (in millions):

Historical Xicor intangible amortization	$1.1
Historical Poweready intangible amortization	0.2
Pro forma Poweready intangible amortization adjustment	0.5

Total	$1.8

(c) To reduce interest income by $3.4 million for forgone interest which would have been earned on the estimated cash consideration to be paid to Xicor shareholders under the merger agreement ($241.4 million) and merger-related transaction costs ($9.4 million).

(d) To record the income tax impact of the adjustments in notes (a) through (c) and to provide income taxes on the historical income of Poweready and Xicor.

(e) To record the estimated cash consideration to be paid to Xicor shareholders under the merger agreement ($241.4 million) and merger-related transaction costs ($9.4 million).

(f) To eliminate historical Xicor intangible assets and goodwill and to record the estimated additional fair value of intangible assets resulting from the merger, including (in millions):

		Useful Life
Goodwill	$411.1	Indefinite
Completed technology	10.3	5 years

Total	$421.4

(g) Intersil will record deferred tax assets or liabilities for the differences in the book and tax bases of acquired assets and liabilities including, most significantly, net operating loss carryforwards. As it is more likely than not that Intersil will realize a benefit related to these deferred tax assets, Intersil has allocated consideration to those assets as follows (in millions):

Deferred tax assets, net:
Net operating losses—non-current	$35.0
Capitalized research and development—non-current	11.3
Inventory valuation—current	12.0
Deferred income on shipments to distributors—current	1.3
Deferred tax liability—developed technology—non-current	(3.9)
Other—non-current	(0.1)

Total	$55.6

(h) To record the increase in shareholders’ equity of Intersil as a result of the issuance of common shares ($0.1 million common stock and $221.4 million additional paid-in-capital) in exchange for all of the issued and outstanding common shares of Xicor, the fair value associated with the Intersil stock options and warrants to be exchanged for Xicor stock options and warrants ($67.8 million) and to eliminate the historical accumulated deficit and additional paid-in capital of Xicor as of March 28, 2004 as a result of the purchase transaction.

(i) To reflect the estimated charge for acquired in-process research and development of $18.1 million.

(j) To record unearned stock-based compensation related to the unvested Xicor stock options exchanged in the merger. Unearned stock-based compensation is amortized over the remaining vesting periods of the options to which it relates. These vesting periods range from 1 to 48 months.

(k) To reduce interest income related to the interest which would have been earned on the estimated cash consideration to be paid to Xicor shareholders under the merger agreement ($241.4 million) and merger-related transaction costs ($9.4 million).

(l) To record the amortization for the quarter ending April 2, 2004 resulting from the developed technology, which has useful life of five years.

(m) To eliminate Xicor’s expenses directly attributable to the merger and the relating accounts payable.

(n) To record the amortization of unearned stock-based compensation for the quarter ended April 2, 2004.

(o) To eliminate Xicor’s historical amortization of intangible assets for the quarter ended March 28, 2004.

(p) To record the tax impact of (k) through (o).

Xicor Acquisition of Poweready

(aa) To eliminate Poweready’s historical amortization of purchased intangible assets and to record the estimated amortization of acquired intangible assets resulting from Xicor’s acquisition of Poweready on a straight line basis over their expected useful lives as follows:

Current technology	5 years
Customer contracts and relationships	5 years
Non-compete agreement	3 years
Order backlog	3 months

8

SIGNATURE

Pursuant to the requirements of the Signature Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTERSIL CORPORATION
By:	/s/ Thomas C. Tokos
Name:	Thomas C. Tokos
Title:	Vice President

Dated: August 9, 2004

Exhibit Index

Exhibit Number	Description

2.01	Agreement and Plan of Merger dated March 14, 2004, by and among Intersil Corporation, New Castle Merger Sub Corp., New Castle Sub LLC and Xicor, Inc., dated as of March 14, 2004 (incorporated by reference to Exhibit 2.01 to the Registration Statement on Form S-4/A previously filed by Intersil on June 25, 2004).

99.01	Press Release issued by Intersil on July 29, 2004.